      As filed with the Securities and Exchange Commission on June 12, 2000

                                           Registration Statement No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                STORAGE USA, INC.
             (Exact name of Registrant as specified in its Charter)

           Tennessee                                   62-1251239
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
   incorporation or organization)

                               165 Madison Avenue
                                   Suite 1300
                            Memphis, Tennessee 38103
                                 (901) 252-2000
           (Address of principal executive office, including zip code)


          Storage USA, Inc. 1995 Employee Stock Purchase and Loan Plan
                            (Full title of the Plan)
                             ----------------------

                              Mr. John W. McConomy
             Executive Vice President, General Counsel and Secretary
                                Storage USA, Inc.
                               165 Madison Avenue
                                   Suite 1300
                            Memphis, Tennessee 38103
                                 (901) 252-2000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:

                              Mr. Randall S. Parks
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200
                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                   Proposed maximum     Proposed maximum
    Title of securities         Amount to be        offering price         aggregate            Amount of
     to be registered            registered          per share(1)        offering price      registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock,                  500,000 shares           $30.125           $15,125,000             $3977
$.01 par value
================================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. This amount was calculated based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on June 5, 2000.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Storage USA, Inc. (the "Company") with the Commission (Commission File No. 001-12910) under the Exchange Act are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the period ended December 31, 1999; (ii) the Company's Quarterly Report on 10-Q for the period ending March 31, 2000; (iii) the Company's Current Report on Form 8-K filed May 2, 2000, and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 15, 1994, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of all of the Common Stock shall be deemed to be incorporated by reference herein.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Storage USA, Inc., 165 Madison Avenue, Suite 1300, Memphis, TN 38103, Attention: Secretary (telephone: 901-252-2000).

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Charter obligates it to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act ("TCBA") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in the Company's best interests, and in all other cases, that their conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

         Any indemnification by the Company pursuant to the provisions of the Charter described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Commission such indemnification is contrary to public policy and, therefore, unenforceable. The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

         The TCBA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. The Company's Charter contains a provision eliminating the personal liability of its directors or officers to the Company or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

         The Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable expenses) that relate to the operations of the Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes any person made a party to a proceeding by reason of his status as a director or officer of the Partnership, SUSA Management, Inc. or the Company, and such other persons (including affiliates of the Company or the Partnership) as the Company, may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Partnership, and in no event may an Indemnitee subject the limited partners of the Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Partnership has been advised that, in the opinion of the Commission, such indemnification is against public policy and, therefore, unenforceable. The Partnership has purchased liability insurance for the purposes of providing a source of funds to pay the indemnification described above.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

         4.1 1995 Employee Stock Purchase and Loan Plan (filed as an exhibit to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8,
                           File No. 333-78735).

         4.2 Form of Stock Purchase Agreement in connection with the 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's current report on Form 8-K, as amended by Form 8-K/A, filed with the Commission on November 17, 1995, and incorporated by reference herein).

         4.3 Form of Promissory Note in connection with the 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's current report on Form 8-K, as amended by Form 8-K/A, filed with the Commission on November 17, 1995, and incorporated by reference herein)

         4.4 Amendment No. 1 to 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's Registration Statement on Form S-8, File No. 333-29753, and incorporated by reference herein).

         4.5 Amendment No. 2 to 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's Registration Statement on Form S-8, File No. 333-78735, and incorporated by reference herein).

         4.6 Amendment No. 3 to 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's Quarterly report on Form 10-Q for the quarter ended September 30, 1999, and incorporated by reference herein).

         4.7               Amendment No. 4 to 1995 Employee Stock Purchase and
                           Loan Plan.

         5.1 Opinion of Hunton & Williams (as to the legality of the securities being registered).

         23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

         23.2              Consent of PricewaterhouseCoopers LLP.

         24.1              Power of Attorney (included on signature page).

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section  10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of
                                    the  registration   statement  (or  the most
                                    recent  post-effective amendment  thereof)
                                    which,  individually  or in  the  aggregate,
                                    represent  a fundamental   change  in  the
                                    information   set  forth in the registration
                                    statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this 12th day of June, 2000.

                                        STORAGE USA, INC.


                                        By: /s/ John W. McConomy
                                            Name:  John W. McConomy
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 12, 2000. Each of the undersigned officers and directors of the registrant hereby constitutes Christopher P. Marr, John W. McConomy and Randall S. Parks, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                       Signature                                                Title & Capacity
                       ---------                                                ----------------
         /s/ Dean Jernigan                                           Chairman of the Board, Chief Executive
         -----------------------------------
                     Dean Jernigan                                       Officer, President and Director
                                                                          (Principal Executive Officer)

         /s/ Christopher P. Marr                                             Chief Financial Officer
         -----------------------------------
                  Christopher P. Marr                             (Principal Financial and Accounting Officer)

         /s/ C. Ronald Blankenship                                                  Director
         -----------------------------------
                 C. Ronald Blankenship

         /s/ Howard P. Colhoun                                                      Director
         -----------------------------------
                   Howard P. Colhoun

         /s/ Alan B. Graf, Jr.                                                      Director
         -----------------------------------
                   Alan B. Graf, Jr.

         /s/ Mark Jorgensen                                                         Director
         -----------------------------------
                    Mark Jorgensen

         /s/ John P. McCann                                                         Director
         -----------------------------------
                    John P. McCann


         /s/ Caroline S. McBride                                                    Director
         -----------------------------------
                  Caroline S. McBride

         /s/ William D. Sanders                                                     Director
         -----------------------------------
                  William D. Sanders

         /s/ Harry J. Thie                                                          Director
         -----------------------------------
                     Harry J. Thie

                                  EXHIBIT INDEX


          Exhibit No.                                    Description
          -----------                                    -----------

         4.1 1995 Employee Stock Purchase and Loan Plan (filed as an exhibit to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8, File No. 333-78735).

         4.2 Form of Stock Purchase Agreement in connection with the 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's current report on Form 8-K, as amended to Form 8-K/A, filed with the Commission on November 17, 1995, and incorporated by reference herein).

         4.3 Form of Promissory Note in connection with the 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's current report on Form 8-K, as amended by Form 8-K/A, filed with the Commission on November 17, 1995, and incorporated by reference herein)

         4.4 Amendment No. 1 to 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's Registration Statement on Form S-8, File No. 333-29753, and incorporated by reference herein).

         4.5 Amendment No. 2 to 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's Registration Statement on Form S-8, File No. 333-78735, and incorporated by reference herein).

         4.6 Amendment No. 3 to 1995 Employee Stock Purchase and Loan Plan (filed as an Exhibit to the Company's Quarterly report on Form 10-Q for the quarter ended September 30, 1999, and incorporated by reference herein).

         4.7               Amendment No. 4 to 1995 Employee Stock Purchase and
                           Loan Plan.

         5.1 Opinion of Hunton & Williams (as to the legality of the securities being registered).

         23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

         23.2              Consent of PricewaterhouseCoopers LLP.

         24.1              Power of Attorney (included on signature page).